EXHIBIT 99.3

To Form 8-K dated January 27, 2009

Seacoast Banking Corporation of Florida

Fourth Quarter and Year-End 2008

Cautionary Notice Regarding Forward-Looking Statements

This discussion and analysis may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, as well as statements with respect to Seacoast’s objectives, expectations and intentions and other statements that are not historical facts.  Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future.  These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses.  The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2007 under “Special Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors”, and otherwise in our SEC reports and filings, including our quarterly report on Form 10Q/A for the nine months ended September 30, 2008.  Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.

Funding & Liquidity
Stable Funding Profile and Very Strong Liquidity Position

Funding

•

Increased deposits and sweep repo base

     - Customer deposits and sweep repos of $1.893 billion, up $36.7 million during the fourth quarter (1)

     - Customer deposits and sweep repos compose 91% of total funding (2)

     - Can issue up to $40 million of FDIC – guaranteed bank notes

Liquidity

•

Daily overnight borrowing position reduced to zero at year-end

•

Combined available contingent liquidity from the Federal Reserve, FHLB, and free securities exceeds $800 million

(1)

Excludes brokered deposits; but includes Certificate of Deposit Account Registry Service (CDARS) deposits

(2)

Total funding includes customer deposits, broker deposits, sweep repos, borrowed funds and subordinated debt.

Noninterest Expense
Core Expenses Increased Due to Credit-Related Costs and Other Nonrecurring Expenses; Otherwise Decreasing

	4Q–2008	3Q–2008	4Q–2007	3Q–2008	4Q–2007

Noninterest Expenses	$20,390	$19,900	$19,792	2.5%	3.0%
Nonrecurring:
Consulting fees	445	-	300
Legal settlement	118	-	-
Branch closures	206	-	-
Professional Fees	130	-	-
Total nonrecurring expenses	$899	-	$300
Credit-related costs	890	700	-
Net Adjustments	$1,789	$700	$300
Adjusted Noninterest Expense	$18,601	$19,200	$19,492	-3.1%	-4.6%

Net Interest Margin

(Dollars in thousands)	Q4-07	Q1-08	Q2-08	Q3-08	Q4-08
Net Interest Margin	3.71%	3.74%	3.69%	3.57%	3.32%

Margin has held up well the last 5 quarters given the increases in nonperforming assets and could stabilize in 2009

Opportunities Include:

•

Better deposit mix. Lower deposit rate environment

•

Increased residential loan production

•

Preferred stock proceeds

Risks to 2009 margin include:

•

Deposit pricing competition

•

Increased NPA levels

•

Earning asset mix

•

Low interest rate environment

Capital Ratios
Completed Sale of $50 million in Preferred Securities to U.S. Treasury

	4Q-2008 Estimate	3Q-2008 Actual	2Q-2008 Actual
Tier 1 Capital Ratio	12.58%	9.90%	9.72%
Total Capital Ratio	13.84%	11.69%	11.42%
Total Avg Equity to Total Avg Assets	8.68%	8.43%	9.17%
Tangible Equity to Tangible Assets	7.30%	5.94%	5.99%
Tangible Common Equity to Tangible Assets	5.37%	5.94%	5.99%

Received $50 million in proceeds and Tier 1 capital from sale of preferred securities to U.S. Treasury on December 22, 2008.

Service Area

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Seminole County

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Orange County

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Brevard County

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Indian River County

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Okeechobee County

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St. Lucie County

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Martin County

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Palm Beach County

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Broward County

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Hardee County

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Highlands County

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Desoto County

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Glades County

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Hendry County